UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): July 11, 2007

                             MY QUOTE ZONE, INC.
              ------------------------------------------------
               (Name of Small Business Issuer in its Charter)

             Nevada                  000-51224                56-2504276
---------------------------    ------------------------    ------------------
   (State of Incorporation)    (Commission File Number)     (IRS Employer
                                                          Identification No.)

                     6130 Elton Avenue, Las Vegas, NV 89107
        -------------------------------------------------------------
        (Address of principal executive officers, including Zip Code)

                               (702) 874-3131
                    -------------------------------------
                         (Issuer's Telephone Number)

                              Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02  Termination of a Material Definitive Agreement

My Quote Zone, Inc. (the "Company") issued a total of 2,120,004 shares of common stock to Viadimir Calmic, James H. Clayton, Serghei Croitor, Alexandr Pogodin, Ion Rosca, Nicolae Subeichin, Eduard Tabara, Dumirtu Todica and Keyway Internet Services on March 9, 2006, in consideration of their services and use of their software platforms to the Registrant.

Subsequent to the issuance of these shares, the Company reached a mutually agreeable understanding with the aforementioned shareholders to return all of their 2,120,004 shares of common stock to the Company, and the Company has ceased using the software platforms and services of these shareholders.

On July 11, 2007, the original certificates representing 2,120,004 shares were returned and cancelled by the transfer agent.

With the loss of these software platforms, management expects the Company's operations will be impaired. These software platforms were responsible for enabling the Company to conduct its business operations. Unless the Company can replace these software platforms, management will be unable to conduct its regular business operations and expects to lose business. Management is seeking replacement software platforms, and is seeking other business opportunities.

Therefore, management is currently assessing various business strategies. The analysis of new business opportunities and strategies will be undertaken by or under the supervision of Mark Theis, the Company's Director. In analyzing prospective businesses opportunities, Mr. Theis will consider, to the extent applicable, the available technical, financial and managerial resources of any given business venture. Management will also consider the nature of present and expected competition; potential advances in research and development; the potential for growth and expansion; the likelihood of sustaining a profit within given time frames; the perceived public recognition or acceptance of products, services, trade or service marks; name identification; and other relevant factors.

Management anticipates that the results of operations of a specific business venture may not necessarily be indicative of the potential for future earnings, which may be impacted by a change in marketing strategies, business expansion, modifying product emphasis, changing or substantially augmenting management, and other factors.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 11, 2007, the Registrant accepted the resignation of Eduard Tabara as President of the Company. Upon his resignation, Mr. Tabara cancelled his 720,000 common shares, which represented 2% of the Company. These shares were returned to the corporate treasury.


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The officers of the Company are appointed by the Board of Directors.  Mr.
Mark Theis, Director, will serve as Acting President, until which time a replacement President can be identified.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    My Quote Zone, Inc.
                                ------------------------
                                      Registrant

                                By: /s/ Mark Theis
                                ------------------------
                                 Name:  Mark Theis
                                 Title: Director

Dated:  July 11, 2007


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